RSM US LLP

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Hartford, CT 06103

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May 14, 2026

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Horizon Technology Finance Corporation's statements included under Item 4.01(a) of its Form 8-K filed on May 14, 2026 and we agree with such statements concerning our firm.

RSM US LLP

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RSM US LLP is the U.S. member firm of RSM International, a global network of independent assurance, tax, and consulting firms.
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